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                                 Exhibit 10.9

                Commercial Federal Savings and Loan Association
              Survivor Income Plan, As Amended February 14, 1996
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                                                                    EXHIBIT 10.9
                COMMERCIAL FEDERAL SAVINGS AND LOAN ASSOCIATION
                             SURVIVOR INCOME PLAN

                      (Amended and Restated July 1, 1986)

     Commercial Federal Savings and Loan Association ("Commercial Federal") hereby establishes a survivor income plan for certain of its and its subsidiaries' Key Executives in recognition of the loyalty, length of service and contributions which said employees have made and will make to the success of said companies, as follows:

Section 1.  Definitions.
            -----------

     The following terms shall have the meanings set forth below:

            (a) "Base Benefits' shall mean an amount equal to 40% of base salary of a Key Executive (before any reduction for salary reduction or deferral amounts) but not less than $40,000 per year.

            (b)   "Beneficiary" means the person or persons entitled under
     Section 5 to receive a Survivor Benefit after a Participant's death.

            (c) "Committee" means the Committee appointed to administer this Plan under Section 7 of this Plan.

            (d) "Key Executive" means the President, Executive Vice Presidents and Senior Vice Presidents of Commercial Federal Savings and Loan Association, and the Presidents and salaried Chairmen of such of its subsidiaries who adopt the Plan.

            (e) "Participant" means a present or former Key Executive designated to participate in this Plan on whose account a Survivor Benefit will be payable under Section 3.

            (f) "Plan" means this Survivor Income Plan, as amended from time to time.

            (g) "Survivor Benefit" means a benefit payable under Section 3 of this Plan.

Section 2.  Participation.
            -------------

     All officers of Commercial Federal who are Key Executives shall participate in the Plan. Key Executives of subsidiaries of Commercial Federal appointed by the subsidiaries adopting the Plan also shall participate. A Beneficiary shall be eligible for benefits only as hereinafter provided.

Section 3.  Survivor Benefit.
            ----------------

     (a) If a Participant's employment ends because of death while he is a Key Executive, his Beneficiary shall receive an annual Survivor Benefit equal to 100% of the Participant's Base Benefit, for a period of 10 years. A Participant shall be considered to be employed while on an authorized leave of absence, as determined by Commercial Federal.

     (b) If a Participant (i) remains a Key Executive of Commercial Federal until his retirement at normal retirement age (as established from time to time by the Committee), and (ii) dies following such normal retirement, then his Beneficiary shall receive upon his death an annual Survivor Benefit equal to 100% of the Participant's Base Benefit, for a period of 10 years.

     (c) If a Participant does not satisfy the conditions of Section 3(a) or 3(b) above, no Survivor Benefit shall be payable on his account.
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Section 4.   Payment of Survivor Benefit.
             ---------------------------

        (a) The annual Survivor Benefit shall be paid in equal monthly installments, commencing on the first day of the second month following the Participant's death. The monthly installments shall continue for 120 months. The amount of each monthly installment shall be equal to 100% of the Participant's Base Benefit divided by 12.

        (b) A Participant, with the consent of the Committee, may during his lifetime elect a different method of payment, provided that in all events the Survivor Benefit shall be payable over a period of not less than one month nor more than 180 months. If a Participant elects to have the Survivor Benefit paid in a manner other than 120 equal monthly installments, the actuaries then servicing Commercial Federal shall determine the present value, (using an interest rate determined by the Committee) of the payment method so elected, and the amount of the Survivor Benefit shall be revised accordingly, so that the value of the Survivor Benefit, determined at the time of the Participant's death, is the same as if the standard method of payment was used.

Section 5.   Beneficiaries.
             -------------

        (a) A Participant may designate one or more Beneficiaries to receive a Survivor Benefit payable on the Participant's account under this Plan. Beneficiaries shall be designated only upon forms made available by or satisfactory to the Committee, and filed by the Participant with the Committee.

        (b) At any time prior to his death, a Participant may change his designation of Beneficiary by filing a substitute designation of Beneficiary with the Committee.

        (c) In the absence of an effective designation of Beneficiary, or if all persons so designated shall have predeceased the Participant or shall have died before the Survivor Benefit shall have been fully distributed, the balance of the Survivor Benefit shall be paid to the Participant's surviving spouse, or if none, to the Participant's issue per stripes or, of no issue, to the personal representative of the Participant's estate.

             Notwithstanding the foregoing, unless the Participant has made a designation to the contrary, if a Participant designates his surviving spouse as primary beneficiary to his Survivor Benefit and if said spouse dies after payments have begun but before all payments have been made, the remaining Survivor Benefit shall be paid to such persons as said spouse may appoint by will, or, in the absence of such appointment, to said spouse's estate.

             (d) If a Survivor Benefit is payable to a minor or person declared incompetent or to a person incapable of handling the disposition of his property, the Committee may direct Commercial Federal to pay such Survivor Benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the Survivor Benefit. Such distribution shall completely discharge the Committee and Commercial Federal from all liability with respect to such benefit.

Section 6.   Unfunded Plan.
             -------------

             (a) Benefits to be provided under this Plan are unfunded obligations of Commercial Federal and its subsidiaries. Nothing contained in this Plan shall require Commercial Federal to segregate any monies from its general funds, to create any trust, to make any special deposits, or to purchase any policies of insurance with respect to such obligations. If Commercial Federal or it subsidiaries elect to purchase individual policies of insurance on one or more of the Participants to help finance its obligations under this Plan, such individual policies and the proceeds there-from shall at all times remain the sole property of Commercial Federal or such subsidiaries shall have ownership rights in such policies of insurance.


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            (b)  No Participant shall be required or permitted to make contributions to this Plan.

Section 7.  Plan Administration.
            -------------------

            (a) This Plan shall be administered by a Committee appointed by the Board of Directors of Commercial Federal. The Committee shall be the administrator of this Plan and shall be solely responsible for its general administration and interpretation and for carrying out the respective provisions hereof, and shall have such powers as may be necessary to do so. Commercial Federal may from time to time establish rules for the administration of this Plan and the transaction of its business. Any action by the Committee shall be final, conclusive and binding on each Participant and all persons claiming by, through or under any Participant.

            (b) Commercial Federal may employ or engage such agents, accountants, actuaries, counsel, other experts and other persons as it shall deem necessary or desirable in connection with the interpretation and administration of this Plan. Commercial Federal shall be entitled to rely upon all certificates made by an accountant or actuary selected by Commercial Federal. Commercial Federal and its committees, officers, directors and employees shall not be liable for any action taken, suffered or omitted by them in good faith in reliance upon the advice or opinion or any counsel, accountant, actuary or other expert and all action so taken, suffered or omitted shall be conclusive upon each of them and upon all other persons interested in this Plan.

            (c) Commercial Federal may require proof of the death of any Participant and evidence of the right of any person to receive any Survivor Benefit.

            (d) Claims under this Plan shall be filed with Commercial Federal on its prescribed forms.

            (e) Commercial Federal shall withhold from benefits paid under this Plan any taxes or other amounts required to be withheld by law.

Section 8.  Miscellaneous.
            -------------

            (a) No Survivor Benefit shall be subject in any manner to alienation, sale, transfer, assignment, pledge or encumbrance of any kind unless specifically approved in writing in advance by the Committee. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any Survivor Benefit, whether presently or hereafter payable, shall be void unless so approved. Except as required by law, no Survivor Benefit payable under this Plan shall in any manner be subject to garnishment, attachment, execution, or other legal process, or be liable for or subject to the debts or liability of any Participant or Beneficiary.

            Notwithstanding any Plan provision to the contrary, the Board of Directors of Commercial Federal shall have the right to amend, modify, suspend, or terminate this Plan at any time. No amendment, suspension or termination shall adversely affect the right of a Beneficiary to receive a Survivor Benefit payable as the result of the death of a Participant which occurred prior to the effective date of such amendment, suspension or termination.

            (c) This document shall be construed in accordance with the laws of the State of Nebraska.

            (d) Nothing contained in this Plan shall be construed as a contract of employment between any Participant and Commercial Federal or to suggest or create a right in any Participant to be continued in employment as a Key Executive or other employee of Commercial Federal.

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     (e)  Commercial Federal and the Committee may impose such other lawful terms and conditions on participation in this Plan as deemed desirable. Members of the Committee may participate in this Plan.

     (f)  This Plan shall become effective as of the 1st day of July, 1986.

                                COMMERCIAL FEDERAL SAVINGS AND LOAN ASSOCIATION

                                By /s/ Donald L. Schinzel
                                   --------------------------------------------

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                                AMENDMENT NO. 1

                     TO COMMERCIAL FEDERAL SAVINGS & LOAN
                             SURVIVOR INCOME PLAN

Section 2(c) of the Plan shall be amended to read as follows:

        If a Participant does not satisfy the conditions of Section 3(a) or 3(b) above, no Survivor Benefit shall be payable on his account; provided, however if a Participant terminates employment to his normal retirement date, the Company may, in its sole discretion, grant to the Participant's Beneficiary a Survivor Benefit in such amount and for such period as is determined by the Committee.

DATED this 27th day of August 1986.
           ----        ------

                                COMMERCIAL FEDERAL SAVINGS AND LOAN ASSOCIATION

                                By /s/ Donald L. Schinzel
                                   --------------------------------------------

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                                AMENDMENT NO. 2

                      TO COMMERCIAL FEDERAL SAVINGS PLAN
                             SURVIVOR INCOME PLAN

The Plan shall be amended effective July 1, 1987 as follows:

1.  Section 4 shall be amended to read as follows:

"Section 4. Payment of Survivor Benefit.
            ---------------------------

    The annual Survivor Benefit shall be paid in equal monthly installments, commencing on the first day of the second month following the Participant's death. The monthly installments shall continue for 120 months. The amount of each monthly installment shall be equal to 100% of the Participant's Base Benefit divided by 12."

2.  Section 5 shall be amended to read as follows:

"Section 5. Beneficiaries.
            -------------

    "(a) Upon the death of the Participant the Survivor Benefit shall be paid to the Participants' surviving spouse, if any. If the Participant has no surviving spouse or if said spouse shall have died before the Survivor Benefit shall have been fully distributed, the Benefit shall be distributed to the Participant's issue per stirpes, or if no issue, to the Participant's parents. If there is no beneficiary as listed above, no Benefit will be paid.

    "(b) If a Survivor Benefit is payable to a minor or person declared incompetent or to a person incapable of handling the disposition of his property, the Committee may direct Commercial Federal to pay such Survivor Benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the Survivor Benefit. Such distribution shall completely discharge the Committee and Commercial Federal from all liability with respect to such benefit."

DATED this 24th day of June 1987.
           ----        ----

                                 COMMERCIAL FEDERAL SAVINGS AND LOAN ASSOCIATION

                                 BY /s/ Donald L. Schinzel
                                    --------------------------------------------
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                                AMENDMENT NO. 3

                    TO COMMERCIAL FEDERAL SAVINGS AND LOAN
                             SURVIVOR INCOME PLAN

  The Plan shall be effective August 31, 1988 amended as follows:

  1.  Section 1(d) shall be amended to read as follows:

      "Key Executive" means a member of the group of persons consisting of the President, Executive Vice President and Senior Vice President of Commercial Federal Savings and Loan Association and the Presidents and salaried Chairmen of such of its subsidiaries to adopt the Plan.

  2.  Section 2 shall be amended to read as follows:

      Key Executives of Commercial Federal who are designated by the Executive Personnel Committee of the Board of Directors of Commercial Federal as Participants shall participate in the Plan. Key Executives of subsidiaries of Commercial Federal appointed by the subsidiaries adopoting the Plan shall also participate. A Beneficiary shall be eligible for benefits only as hereinafter provided.

  3. Amendment No. 1 to Commercial Federal Savings and Loan Survivor Income Plan shall be amended by deleting the reference to "Section 2(c)" and inserting in its place as follows:

Dated this 31st day of August 1998.
           ----        ------

                                COMMERCIAL FEDERAL SAVINGS AND LOAN ASSOCIATION

                                By /s/ Donald L. Schinzel
                                   --------------------------------------------

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                                AMENDMENT NO.4

                          TO COMMERCIAL FEDERAL BANK
                             SURVIVOR INCOME PLAN
                   (f/k/a COMMERCIAL FEDERAL SAVINGS & LOAN)

The Commercial Federal Bank Survivor Income Plan ("Plan") is hereby amended as follows:

1. A new paragraph numbered as Section 4 and entitled Vesting Schedule shall be added to the Plan. The terms of such amendment shall be those out in Exhibit I attached to this resolution;

2. In addition, current paragraphs 4,5,6,7 and 8 renumbered as 5,6,7,8 and 9, and

3. The Chief Operating Officer, or his designee, is hereby authorized to take all steps, and do all things necessary to implement this amendment.

All as of this 14th day of February, 1996.


                                           By /s/ James A. Laphen
                                             ----------------------------
                                             Chief Operating Officer
                                             of Commercial Federal Bank